SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PEAR TREE FUNDS

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The Information Statement is available at www.peartreefunds.com

PEAR TREE FUNDS

55 Old Bedford Road, Suite 202

Lincoln, Massachusetts  01773

INFORMATION STATEMENT

April 19, 2012

This Information Statement provides information regarding an amendment to the investment sub-advisory agreement relating to Pear Tree PanAgora Dynamic Emerging Markets Fund (formerly, Pear Tree Emerging Markets Fund) (the “Fund”), a portfolio series of Pear Tree Funds(the “Trust”).

At ameeting on November 11, 2011 (the “Meeting”), the Board of Trustees of the Trust (the “Board”), including those Trustees who are not “interested persons” of the Trust or any of its series (the “Independent Trustees”), approved an amendment (the “Amendment”) to the sub-advisory agreement between Pear Tree Advisors, Inc., the Fund’s investment adviser (the “Manager”), and PanAgora Asset Management, Inc. (“PanAgora”) with respect to the Fund (the “Advisory Agreement” and together with the Amendment, the “Amended Advisory Agreement”). The Manager entered into the Amended Advisory Agreement on February 1, 2012.

This Information Statement provides information about PanAgora, and discusses the terms of, and the Board’s considerations in approving, the Amended Advisory Agreement. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Exemptive Order”) issued by the Securities and Exchange Commission (the “SEC”), under which the Manager is permitted, subject to supervision and approval of the Board, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without seeking shareholder approval. As a condition of the Exemptive Order, the Manager and the Trust are required to furnish shareholders with information about new sub-advisers and/or changes to the existing sub-advisory agreements.

WE ARE NOT ASKING YOUFOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION ABOUT THE TRUST, THE FUND AND THE MANAGER

The Trust

The Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The Trust currently consists of six separate portfolio series, or funds. In addition to the Fund, the Trust consists of the following funds: Pear Tree Columbia Small Cap Fund, Pear Tree Columbia Micro Cap Fund, Pear Tree Quality Fund, Pear Tree Polaris Foreign Value Fund and Pear Tree Polaris Foreign Value Small Cap Fund.With respect to the Trust, PanAgora currently serves as sub-adviser with respect to the Fund.

The Fund

The Fund’s investment objective is long-term growth of capital.  The Fund currently pursues its objective by the Fund invests at least 80 percent of its net assets (plus borrowings for investment purposes) in common stocks, including depository receipts, warrants and rights, of emerging markets issuers. The Fund defines an emerging market issuer as an issuer having a country classification assigned by MSCI from a country included in the MSCI Emerging Markets Index ("MSCI EM"). The Fund may also buy and sell forward foreign currency exchange contracts in non-U.S. currencies in connection with its investments. The Fund may invest in companies of any capitalization.  As of June 30, 2011, the countries included in the MSCI EM Index were: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, the Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey. The Fund generally invests in at least eight countries and three or more broad geographic regions, such as Latin America, Asia or Europe. The Fund may invest greater than 25 percent of its assets in a particular region, but not in a single country in that region.

The Fund employs a “quantitative” investment approach to selecting investments. The quantitative investment approach relies on financial models and computer databases to assist in the stock selection process. The proprietary computer models of the sub-adviser of the Fund are capable of rapidly ranking a large universe of eligible investments using an array of traditional factors applied in financial analysis, such as cash flow, earnings growth, and price to earnings ratios, as well as other non-traditional factors.  With the benefit of these rankings, the Fund’s sub-adviser can monitor a portfolio of securities for consistency with the Fund’s investment objectives. The Fund’s sub-adviser also uses qualitative analysis, due diligence, fundamental research, and analysis of an issuer based upon its financial statements and operations to identify security or market events not otherwise captured by its models.

The Fund may invest in derivatives, that is, a security or instrument whose value is determined by reference to the value or the change in value of one or more securities, currencies, indices or other financial instruments. It also may lend its securities, and it may invest in various fixed-income securities and money market funds in order to manage its cash. The Fund also may take temporary defensive positions that are inconsistent with its principal investment strategies.

The Manager

The Manager serves as the manager to each fund of the Trust, including the Fund, pursuant to an amended and restated management contract with the Trust.  The Manager, under its management contract with the Trust, has ultimate responsibility to oversee PanAgora and recommend its hiring, termination and replacement, subject to the oversight of the Board.

The Manager is a Delaware corporation and an investment adviser registered with the SEC. As of December 31, 2011, the Manager had assets under management of approximately $796  million .  The Manager’s principal business address is 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773. The Manager is an affiliate of U.S. Boston Capital Corporation, the Trust’s distributor. Willard L. Umphrey, CFA, President and Trustee of the Trust, Leon Okurowski, Treasurer of the Trust, individually and jointly with their spouses, together own theManager's outstanding voting securities.  Messrs. Umphrey and Okurowski also are affiliates of U.S. Boston Capital Corporation.

The following chart provides information about the Manager’s owners and its directors and officers who are also officers of the Trust:

Name	Position with the Manager	Position with the Trust
Willard L. Umphrey	President	Trustee, President, Chairman

Leon Okurowski	Treasurer	Vice President, Treasurer

Deborah A. Kessinger	Senior Counsel, Chief Compliance Officer	Assistant Clerk, Chief Compliance Officer

Diane Hunt	Controller	Assistant Treasurer

The Fund pays the Manager a monthly fee at an annual rate of 1.00 percent of the Fund’s average daily net assets.  The amendment to the investment sub-advisory agreement between the Manager and PanAgora will not result in a change to the fee that the Manager receives from the Fund.

The following table shows the advisory fee paid to the Manager and the sub-advisory fees paid by the Manager to the Fund’s sub-advisers during the twelve-month period ended March 31, 2011, the Fund’s most recent full fiscal year.

Advisory Fee Paid to the Manager	Advisory Fees Paid to the Manager as a % of Average Net Assets of the Fund	Sub-Advisory Fees Paid by the Manager to the Sub-Advisers	Sub-Advisory Fees Paid by the Manager to the Sub-Advisers as a % of Average Net Assets of the Fund

$ 1,622,541	1.0%	$667,628	0.41%

INFORMATION ABOUT PANAGORA

Generally

PanAgora is an investment adviser registered with the SEC. PanAgora is located at 470 Atlantic Avenue, Boston, Massachusetts 02110. As of December 31, 2011, PanAgora’s assets under management were approximately $22.3billion.

PanAgora is owned by Putnam U.S. Holdings, LLC (80 percent) and Nippon Life Insurance Company (20 percent).

Putnam U.S. Holdings, LLC is a holding company subsidiary (through a series of other holding companies) of Putnam Investments, LLC (“Putnam Investments”). Putnam Investments is a holding company that, except for a minority stake owned by employees, is owned (through a series of holding companies) by Great-West Lifeco Inc., which is a financial services holding company with interests in the life insurance, retirement, savings, and reinsurance businesses. Its businesses have operations in Canada, the U.S. and Europe. Great-West Lifeco Inc. is a majority owned subsidiary of Power Financial Corporation. Power Financial Corporation is a diversified management and holding company that has interests, directly or indirectly, in companies that are active in the financial services sector in Canada, the U.S. and Europe. Power Corporation of Canada, a diversified international management and holding company, owns a majority of the voting securities of Power Financial Corporation. The Hon. Paul Desmarais, Sr., through a group of holding companies that he controls, has voting control of Power Corporation of Canada.

The address of each of Putnam Investments and Putnam U.S. Holdings, LLC is One Post Office Square, Boston, Massachusetts 02109. The address of Great-West Lifeco Inc. is 100 Osborne Street North, Winnipeg, Manitoba R3C 3A5. The address of Mr. Desmarais, Power Corporation of Canada and Power Financial Corporation is 751 Victoria Square, Montreal, Quebec H2Y 2J3, Canada.

Nippon Life Insurance Company is a Japanese “mutual company,” that is, an incorporated body in which policy holders are enrolled in insurance policies and at the same time become company members.It offers insurance and other financial products in Japan, the U.S., India and elsewhere directly and through subsidiaries and strategic investments.  Its address is 3-5-12, Imabashi, Chuo-ku, Osaka 541-8501, Japan.

No officer or Trustee of the Fund is a director, officer or employee of PanAgora. No officer or Trustee of the Fund, through the ownership of securities or otherwise, has any other material direct or indirect interest in PanAgora or any other person controlling, controlled by or under common control with PanAgora. Since April 1, 2009, none of the Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which PanAgora or any of its affiliates was or is to be party.

Principal Officers

The principal executive officers of PanAgora and their principal occupations are as follows:

Name	Principal Occupation

Eric H. Sorensen	Chief Executive Officer & President/Director

George D. Mussalli	Chief Investment Officer

Edward. E. Qian	Chief Investment Officer

Michael H. Turpin	Chief Operating Officer

Paul Sutton	Chief Financial Officer & Treasurer

Louis X. Iglesias	Chief Compliance Officer

The business address of each principal officer of PanAgora is 470 Atlantic Avenue, Boston, Massachusetts 02110.

Other Management Activities

PanAgora does not manage the assets of any single registered investment company with an investment objective or strategy similar to the Fund’s.1

Terms of the Amended Advisory Agreement

Under the Amended Advisory Agreement, PanAgora, at its expense, will furnish continuously an investment program for the Fund.  PanAgora will determine what securities shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund's investments.  PanAgora, at its expense, also will (a) furnish all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder, (b) keep records relating to the purchase, sale or current status of portfolio securities, (c) provide clerical personnel and equipment necessary for the efficient rendering of investment advice to the Fund, (d) furnish to the Manager such reports and records regarding the Fund and PanAgora as the Manager or Trustees of the Trust shall from time-to-time request, and, (e) upon reasonable notice, review written references to PanAgora, or its methodology, whether in the Trust’s prospectus, statement of additional information, sales material or otherwise.  Finally, PanAgora shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by PanAgora.

Under the Amended Advisory Agreement, PanAgora will receive annually compensation in an amount equal to 0.47 percent of the first $300 million of the Fund’s average daily net assets, and 0.50 percent of the Fund’s average daily net assets in excess of $300 million.  The Manager is responsible for all fees payable to PanAgora for PanAgora’s services as the sub-adviser to the Fund. The Fund is not responsible for the payment of any portion of such fees. Accordingly, the appointment of PanAgora to the Fund does not affect the management fees paid by the Fund or the Fund’s shareholders.

Under the Amended Advisory Agreement, the Trust and the Fund will have certain rights to use “PanAgora” in the name of the Fund as well as “PanAgora” and certain derivatives in relating marketing materials, subject to a number of conditions.

The Amended Advisory Agreementbecame effective February 1, 2012.  It will continue in effect only if approved annually by a majority of the Board, including a majority of Independent Trustees, or by the vote of the shareholders of a majority of the outstanding shares of the Fund.

The Amended Advisory Agreement automatically will terminate upon its assignment and may be terminated without penalty at any time by the Trust or Manager on not more than 60 days’ written notice or not less than 30 days’ written notice, by vote of a majority of the Trustees or by vote of a majority of the outstanding voting securities of the Fund. PanAgora also may terminate the Amended Advisory Agreement without penalty upon 150 days' written notice to the Manager.

A copy of the form of sub-advisory agreement between the Manager and PanAgora is attached as Exhibit A to this Information Statement.

Terms of the Advisory Agreement (Prior to the Amendment)

The Advisory Agreement and the Amended Advisory Agreement are substantially identical.  For example, under the Advisory Agreement, PanAgora also managed the day-to-day operations of the Fund and provided a continuous investment program, including investment research and management for all securities, investments and cash equivalents that are purchased, retained or sold by the Fund.The principal differences between the Advisory Agreement and the Amended Advisory Agreement relate to the compensation payable to PanAgora - under the Advisory Agreement, PanAgora received annually compensation in the amount equal to 0.40 percent of the Fund’s average daily net assets – and rights of the Trust and the Fund to use “PanAgora” – under the Advisory Agreement, the Trust and the Fund did not have any such right.

BOARD CONSIDERATION

Prior to approving the Amendment, the Independent Trustees completed a review of certain information from the Manager and PanAgora, including the following: (a) information provided by PanAgora in connection with the annual contract review of the Fund; (b) other information relevant to an evaluation of the nature, extent and quality of the services provided by PanAgora to the Fund; and (c) the Manager’s recommendation that the Amended Advisory Agreement be approved.

The Independent Trustees relied upon the advice of independent counsel and their own business judgment in determining the material factors to be considered in evaluating the reappointment of PanAgora and the weight to be given to each such factor.  The conclusions reached by the Independent Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor.  Moreover, each Independent Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the reappointment of PanAgora.

Nature, Quality and Extent of Services Provided.  In considering whether to approve the Amended Advisory Agreement, the Board evaluated the nature, extent and quality of services expected to be provided to the Fund by PanAgora.  The Board considered the investment management and related services currently provided by PanAgora, including the quantity and quality of the resources available to provide such services.  Among other things, the Board considered information provided by the Manager and PanAgora as to the operations, facilities, organization and personnel of PanAgora, and information provided by the Manager and PanAgora describing the qualifications and experience of the individuals who would be responsible for performing various investment related services to the Fund.  The information included information provided at the meeting and certain information previously provided by PanAgora to the Board in connection with the renewal of the Advisory Agreement.  The Board also considered whether PanAgora had the capabilities, resources and personnel necessary to continue to provide advisory services to The Fund, and concluded that it did.  The Board also considered the quality of the compliance program of PanAgora based on PanAgora’s current role serving as the sub-advisor with respect to the Fund.  Additionally, the Board considered the demonstrated ability of PanAgora to work cooperatively with the Manager and the officers of the Trust on investment, compliance and administrative matters relating to the Fund.

The Board concluded that it was satisfied with the nature, extent and quality of services expected to be provided by PanAgora.

Investment Performance.  The Board reviewed the Fund’s investment performance as well as the performance of a Selected Peer Group of mutual funds, and the performance of an appropriate index or combination of indices.  The Board noted that the Fund underperformed its Selected Peer Group for the three- and five- year periods, but outperformed the Selected Peer Group for the one- and ten- year periods.

Sub-advisory Fees and Expenses.  The Board considered the Fund’s management fee, proposed amended subadvisory fee and expense ratio compared with the fees and expense ratios of the Selected Peer Group.  The Board noted that the Fund’s management fee is above the average and the median of the funds in its Selected Peer Group, and that the Fund’s total expense ratio is above the average and the median of the Fund’s Sub-Advised Peer Group.  Additionally, the Board noted that the Fund’s contractual management fee is competitive with the assets weighted average of the Selected Peer Group at all asset levels presented and is lower than the assets weighted average of the Sub-Advised Peer Group at all asset levels presented, even with the proposed increase in fees payable to PanAgora.  After reviewing the foregoing information, and in light of the nature, extent and quality of the services expected to be provided by PanAgora, the Board concluded that the sub-advisory fee is fair and reasonable.

Profitability.  The Board did not consider the profitability of PanAgora to be a material factor based on the representation from the Manager that it negotiated the sub-advisory fee with PanAgora on an arm’s-length basis.

Economies of Scale. The Board considered the extent to which economies of scale can be expected to be realized by PanAgora, on the one hand, and the Fund, on the other hand, as the assets of the Fund increase. In this regard, the Trustees noted that the fee levels and breakpoints contained in the proposed management fee, including the proposed management fee waiver, and the proposed sub-advisory fee would not result in any increase in expenses to the Fund at increased asset levels.  The Trustees also noted that the proposed management fee arrangements would be expected to result in lower revenues to the Manager at current and expected increased future asset levels.  Based on the foregoing, the Board concluded that the proposed fee schedule, including the breakpoints in the sub-advisory fee, was acceptable.

Other Benefits to the Sub-Adviser. The Board considered the incidental, or “fall-out,” benefits that accrue to PanAgora and any of its affiliates by virtue of its relationship to the Fund.  The Board concluded that incidental benefits were reasonable.

Conclusion.  Based on its evaluation of all material factors and assisted by the advice of independent counsel, the Board of Trustees, including the Independent Trustees, concluded that the sub-advisory fee to be paid to PanAgora, as proposed, is fair and reasonable, and that the Amended Advisory Agreement should be approved.

.

ADDITIONAL INFORMATION ABOUT THE TRUST AND THE FUND

Affiliated Brokerage Commissions

For the fiscal year ended March 31, 2011, the Fund paid no commissions to brokers affiliated with PanAgora or the Fund’s sub-adviser.

Administrative and Accounting Services

Shares of the Fund are offered on a continuous basis and are distributed through U.S. Boston Capital Corporation, 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773.  U.S. Boston Capital Corporation is under common control with the Manager.

Pear Tree Advisors, Inc., 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773, in addition to serving as the investment manager to the Fund, also serves as the manager to the other funds of the Trust and the transfer agent and administrator for the Trust.

For the twelve-month period ended March 31, 2011, the aggregate amount of fees paid by the Fund to the Manager and its affiliated persons (including U.S. Boston Capital Corporation) for services provided to the Fund other than investment management fees  was $747,546.   The Manager and its affiliated persons have continued to provide those services after the Amended Advisory Agreement was approved.

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 is the custodian of the Trust’s portfolio securities and cash.  State Street Bank and Trust Company is not an affiliate of the Manager.

Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, Pennsylvania 19103 serves as independent registered public accounting firm for the Trust.

McLaughlin & Hunt LLP, Ten Post Office Square, 8th Floor, Boston, Massachusetts 02109 serves as counsel to the Trust and the Independent Trustees.

Outstanding Shares and Ownership of Shares

Shares of the Fund issued and outstanding as of February 29, 2012 are indicated in the following table:

Fund	# of Shares

Pear Tree PanAgora Dynamics Emerging Markets Fund

Ordinary Shares	6,401,108,050

Institutional Shares	670,667,645

Principal Shareholders of the Fund

As of February 29, 2012, the following persons beneficially owned more than 5 percent of the outstanding shares of a Class of the Fund as indicated below:

Name of Shareholder and Address	Class	# of Shares of Class	Percentage of Class

National Financial 200 Liberty Street New York, NY 10281	Ordinary	1,273,299.6270	19.89%

Charles Schwab Reinv 101 Montgomery Street San Francisco, CA 94104	Ordinary	1,061,644.2740	16.59%

Joseph E. Kasputys 1000 Winter Street Waltham, MA 02451	Ordinary	560,809.0560	8.76%

New York Life 169 Lackawanna Avenue Parsippany, NY 07054	Institutional	151,359.7390	22.57%

USB Corp PSRP 55 Old Bedford Road Lincoln, MA 01773	Institutional	44,388.1060	6.62%

USB Corp 401(k) 55 Old Bedford Road Lincoln, MA 01773	Institutional	33,911.3930	5.06%

Ownership by Trustees and Officers of the Trust

As of February 29, 2012, the following Trustees and officers of the Trust beneficially owned the following amounts and percentages of shares of the Fund as indicated below:

Name of Trustee/Officer and Title	Class	# of Shares of Class	Percentage of Class

Willard L. Umphrey, President	Institutional	68,544.306	10%
Leon Okurowski, Treasurer	Institutional	13,558.501	2
William Dunlap, Trustee	Institutional	904.446	0.13%
Clinton Marshall, Trustee	Institutional	586.840	0.09
Deborah Kessinger, Chief Compliance Officer	Institutional	412.097	0.06%

John Bulbrook, Trustee	Ordinary	31,335.651	4.9%

REPORTS AVAILABLE

Copies of the Fund’s financial report will be furnished without charge upon request. To request, free of charge, the annual report and the most recent semi-annual report succeeding the annual report, if any, or other information about the Fund, you may write the Funds at 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773, call the Funds at 800-326-2151or visit the Funds’ website at www.peartreefunds.com.To reduce expenses, only one copy of the Fund’s annual report or information statement, as applicable, may be mailed to households, even if more than one person in a household is a Fund shareholder. Call the Fund at the above number if you need additional copies of the annual report or information statement or if you do not want the mailing of these documents to be combined with those for other members of your household.

1PanAgora, however, does serve as one of several managers to each of several investment companies in which PanAgora, for the portions of the investment companies that it manages, pursues an investment strategy similar to the Fund’s.

EXHIBIT A

PEAR TREE ADVISORS, INC.

                                                               ADVISORY CONTRACT

Advisory Contract ("Contract") dated as of 1 February 2012, between PEAR TREE ADVISORS, INC., a Delaware corporation (the "Manager") and PANAGORA ASSET MANAGEMENT, INC., a Delaware corporation (the "Advisor").

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES TO BE RENDERED BY ADVISOR TO TRUST.

(a) Subject always to the control of the trustees (the "Trustees") of Pear Tree Funds, a Massachusetts business trust (the "Trust"), and the Manager, the Advisor, at its expense, will furnish continuously an investment program for Pear Tree PanAgora Dynamic Emerging Markets Fund (the "Fund"), a separate series of the Trust.   The Advisor will determine what securities shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund's investments. In the performance of its duties, the Advisor will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust, each as amended, and the stated investment objectives, policies and restrictions of the Fund as set forth in the then current Prospectus and Statement of Additional Information of the Fund and with other written policies which the Trustees or the Manager may from time-to-time determine and of which the Advisor has received notice.  In furnishing an investment program to the Fund and in determining what securities shall be purchased, held, sold or exchanged by the Fund, the Advisor shall (1) comply in   all  material  respects  with  all  provisions  of  applicable  law  governing  its  duties  and responsibilities hereunder, including, without limitation, the Investment Company Act of 1940 (the "1940  Act"), and the Rules and Regulations thereunder;· the Investment Advisors Act of

1940, and the Rules and Regulations thereunder; the Internal Revenue Code of 1986, as amended. (the  "Code"),  relating  to  regulated  investment  companies  and  all  Rules  and  Regulations thereunder; the Insider Trading and Securities Fraud Enforcement Act of 1988; and such other laws as may be applicable to its activities as Advisor to the Fund and (2) use its best efforts to manage the Fund so that the Fund will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Advisor shall make its officers and employees available to the Manager or Trustees from time-to-time at reasonable times to review investment policies of the Fund and to consult with the Manager and/or Trustees regarding the investment affairs of the Fund.

(b)        The  Advisor,  at  its  expense,  will  (1)  furnish  all  necessary  investment and management facilities,  including salaries  of  personnel, required for  it  to  execute  its  duties hereunder, (2) keep records relating to the purchase, sale or current status of portfolio securities, (3)  provide clerical personnel and equipment necessary for the efficient rendering of investment advice to the Fund, (4) furnish to the Manager such reports and records regarding the Fund and the Advisor as the Manager or Trustees shall from time-to-time request, and, (5) upon reasonable notice, review written references to the Advisor, or its methodology, whether in a Prospectus, Statement of Additional Information, sales material or otherwise.  The Advisor shall have no obligation with respect to the determination of the Fund's net asset value, except to provide the Trust's custodian with information as to the securities held in the Fund's portfolio.  The Advisor shall not be obligated to provide shareholder accounting services.

(c)        The  Advisor  shall  place  all  orders  for  the  purchase and  sale  of  portfolio investments for the Fund's account with brokers or dealers selected by the Advisor.   In the selection of such brokers or dealers and the placing of such orders, the Advisor shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent that it may be permitted to pay higher brokerage commissions for brokerage and research services as described below.  In using its best efforts to obtain for the Fund the most favorable price and execution available, the Advisor, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions.  Subject to such written policies as the Trustees or the Manager may determine, and of which the Advisor has received notice and which the Advisor has accepted  in writing, the Advisor shall  not  be deemed to have acted  unlawfully or  to  have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Advisor and/or the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's and/or Manager's overall responsibilities with respect to the Trust and to other clients as to which the Advisor and/or Manager or  persons controlled by or under common control with the Advisor and/or Manager exercise investment discretion. The Advisor agrees that in connection with purchase or sales of portfolio instruments for the Fund's account, neither the Advisor nor any officer, director, employee or agent of the Advisor shall act as principal or receive any commission other than as provided in Section 3.

(d)        The assets of the Fund shall be held by the Trust's custodian in an account which the Trust has directed the Custodian to open.   The Advisor shall at no time have custody or physical control of any of the assets of the Fund.  The Manager shall cause such custodian to provide the Advisor with such information and reports concerning the Fund or its assets as the Advisor may from time to time reasonably request and to accept instructions from the Advisor with respect to such assets and transactions by the Fund in the performance of the Advisor's duties hereunder.   The Advisor shall have no liability or obligation to pay the cost of such custodian or any of its services.

(e)        Advice rendered to the Fund shall be confidential and may not be used by any shareholder, Trustee, officer, director, employee or agent of the Trust or of the Manager or by the sub-advisor of any other fund of the Trust.  Non-public information provided to the Manager on a confidential basis regarding the methodology of the Advisor shall not be made publicly available by the Manager, except that such information may be disclosed to the Trustees and may be disclosed to the extent necessary to comply with the federal and state securities laws and, if practical and on the advice of counsel to the Trust, after notice to the Advisor, upon order of any court  or  administrative agency  or self-regulatory organization  of  which the Manager  or  its affiliates are members.

(f)          The Advisor shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Advisor pursuant to this Section I.

2.          OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Advisor, and in any person controlled by or under common control with the Advisor, and that the Advisor and any person controlled by or under common control with the Advisor may have an interest in the Trust.  It is also understood that the Advisor and persons controlled by or under common control with the Advisor have and may have advisory, management, service or other contracts with other organizations (including other investment companies and other managed accounts) and persons, and may have other interests and businesses.

Nothing in this Contract shall prohibit the Advisor or any of its affiliates from providing any services for any other person or entity or limit the services which the Advisor or any such affiliate can provide to any person or entity. The Manager understands and agrees that the Advisor and its affiliates perform investment advisory and investment management services for various clients other than the Manager and the Trust.  The Manager agrees that the Advisor and its affiliates may give advice and take action in the performance of duties with respect to any other client which may differ from advice given, or the timing or nature of action taken, with respect to the Fund.  Nothing in this Contract shall be deemed to impose upon the Advisor any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other property which the Advisor or any of its affiliates may purchase or sell for its own account or for the account of any other client, so long as it continues to be the policy and practice of the Advisor not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities, so that to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

3.          COMPENSATION TO BE PAID BY THE MANAGER TO THE ADVISOR.

The Fund, as directed by the Manager will pay to the Advisor from the fees payable to the Advisor under the Manager's investment management agreement with the Trust, as compensation for the Advisor's services rendered and for the expenses borne by the Advisor pursuant to Section I, a fee, computed and paid monthly at the annual rate of0.47% of the aggregate average daily net asset value of the Fund for assets in the Fund up to $300,000,000 and
0.50% of the aggregate average daily net asset value of the Fund for assets over $300,000,000.

Such average daily Net Assets of the Fund shall be determined by taking an average of all the  determinations  of  such  Net  Assets  during  such  month  at  the  close  of  business  on  each business day, and for non-business days, the net asset value determined on the previous business day, during such month while this Contract is in effect.  Such fee shall be payable for each month within 30 days after the end of each month, beginning with the first full month of the contract.

4.         ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS TO THIS CONTRACT.

This Contract  shall automatically  terminate, without the payment of any penalty, in the event  of its assignment  or  in the event  that the Manager's  investment  management  agreement with  the Trust is terminated generally, or with respect to the Fund; and this Contract shall not be amended unless (i) such amendment is approved at a meeting by an affirmative vote of a majority of the outstanding shares of the Fund, and (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees  of the Trust  who are not interested  persons  of  the  Trust  or  of  the  Manager  or  of  the  Advisor.  Notwithstanding   the foregoing, shareholder approval will not be required for amendments to this Contract if the Fund obtains   an exemptive   order from   the Securities   and Exchange   Commission   (the “SEC") permitting amendments to this Contract without shareholder approval.

5.         EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

This Contract shall become effective on February 1, 2012 or such other time as shall be agreed upon by the Manager and the Advisor, and shall remain in full force and effect as to the Fund continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a)        The Trust or the Manager may at any time terminate this Contract as to the Fund by not  more  than  sixty  days'  or  less  than  thirty  days'  written  notice  delivered  or  mailed  by registered mail, postage prepaid, to the Advisor, or

(b)        The Advisor may at any time terminate this Contract as to the Fund by not less than  one  hundred  fifty  days'  written  notice  delivered  or  mailed  by  registered  mail,  postage prepaid, to the Manager, or

(c)         If (i) the Trustees of the Trust, or the shareholders  by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii)  a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager or of the Advisor, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate as to the Fund at the close of business on the second anniversary of the effective date hereof or the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Contract is submitted to the shareholders of the

Fund for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Advisor may continue to serve hereunder in a manner consistent with the
1940 Act and the Rules and Regulations thereunder.

Action by the Trust under (a) above may be taken either (i) by vote of a majority of its
Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

Termination of this Contract pursuant to this Section 5 shall be without the payment of any penalty.

6.         CERTAIN DEFINITIONS.

For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Trust or the Fund, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Trust or the Fund, as the case may be, entitled to vote at such meeting, whichever is less.                                                                          ·

For the purposes of  this Contract, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the Rules and Regulations thereunder; and the term "brokerage and research services" shall be construed in a manner consistent with the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

7.         NONLIABILITY OF ADVISOR.

Notwithstanding  any  other  agreement  to  the  contrary,  in  the  absence  of  willful misfeasance, bad faith or gross negligence on  the part of the Advisor, its partners, officers, directors, employees or  agents or reckless disregard of  the Advisor's obligations and duties hereunder, neither the Advisor nor its officers, directors, employees or agents shall be subject to any liability to the Trust or to the Manager, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder, unless the Advisor is claiming indemnity from any of them in connection herewith, but then only to the extent of the indemnity obtained.   The Manager  agrees  that  in  the Advisor's performance of  services under   this  Contract,   the  Advisor   shall   not  be  liable   for  any  error   in  judgment   in connection with  any  investment decision  made  by  the  Manager  or  any  failure  by  the Advisor   to  execute   a  trade  directed   by  the  Manager   if  the  execution   of  such  trade constitutes a  violation of  federal  or  state  law,  rule  or  regulation   or  a  breach  of  any fiduciary  or confidential relationship.   Nothing  contained in this Section  7 or anywhere else in this Contract  shall  constitute  a waiver or limitation  of any rights  that the Manager and  the Fund  may  have  under  the federal  securities laws  or other  applicable federal  or state laws.

8.         VOTING OF SECURITIES.

The Advisor shall have the power to vote, either in person or by proxy, all securities in which assets of the Fund may be invested from time to time and shall not be required to seek or take instructions from the Manager or the Trustees of the Trust, or to take any action, with respect thereto.

9.         REPRESENTATIONS AND COVENANTS OF THE MANAGER.

(a)        The  Manager  represents that  the  terms of  this Contract do  not  violate  any obligation by which it is bound, whether arising by contract, operation of law or otherwise, and that  it has the power, capacity and  authority to enter  into this Contract and  to  perform in accordance herewith. In addition, the Manager represents, warrants and covenants to the Advisor that it has the power, capacity and authority to commit the Trust to this Contract; that a true and complete copy of the Agreement and Declaration of Trust and By-Laws of the Trust and the stated objectives, policies and restrictions of the Fund have been delivered to the Advisor; and that true and complete copies of every amendment thereto will be delivered to the Advisor as promptly as practicable after the adoption thereof. The Manager agrees that notwithstanding any other provision of this Contract to the contrary, the Advisor will not be bound by any such amendment until the Advisor has received a copy thereof and has had a reasonable opportunity to review it.   The Manager will provide to the Advisor disclosures required to be made by the Manager to the Fund's investors noting the change in strategy of the Fund.

(b)        The  Manager  shall  indemnify and  hold  harmless  the  Advisor,  its  partners, officers, employees and agents and each person, if any, who controls the Advisor within the meaning of any applicable law (each individually an "Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and other expenses of an Indemnified Party's counsel, other than attorneys' fees and costs in relation to the preparation of this Contract; each party bearing responsibility for its own such costs and fees), joint or several, (other than liabilities, losses, expenses, attorneys' fees and costs or damages arising from the failure of the Advisor to perform its responsibilities hereunder or claims arising from its acts or failure to act in performing this Contract) to which the Advisor or any other Indemnified Party may become subject under any federal or state law arising from the Manager's (or its respective agents and employees) failure to perform its duties and assume its obligations hereunder or as a result of any failure of the Manager or, if caused by any failure of the Manager, of  the Trust or  the Fund, to disclose a  material fact, or any omission  by the Manager, or, if caused by any failure of the Manager, of the Trust or the Fund, to disclose a material fact, in any document relating to the Trust or the Fund, except any failure or omission caused solely by (i) the incorporation in any such document of information relating to the Advisor which is furnished to the Manager in writing by or with the consent of the Advisor expressly for inclusion in such document or (ii) a breach, of which the Manager was not aware, by the Advisor of its duties hereunder or arising out of a breach by the Manager of Section 11 of this Contract. With respect to any claim for which an Indemnified Party is entitled to indemnity hereunder, the Manager shall assume the reasonable expenses and costs (including any reasonable attorneys' fees and costs) of the Indemnified Party or investigating and/or defending any claim asserted or threatened by any party, subject always to the Manager first receiving a written undertaking from the Indemnified Party to repay any amounts paid on its behalf in the event and to the extent of any subsequent determination that the Indemnified Party  was not entitled to indemnification hereunder with respect of such claim.

(c)        No public reference to, or description of, the Advisor or its methodology or work shall be made by the Manager or the Trust, whether in a prospectus, Statement of Additional Information or otherwise, unless the Manager provides the Advisor with a reasonable opportunity to review any such reference or description prior to the first use of such reference or description.

10.       REPRESENTATIONS AND COVENANTS OF THE ADVISOR.

(a)         The  Advisor   represents  that  the  terms  of  this  Contract  do  not  violate  any obligation  by which it is bound, whether arising by contract, operation of law, or otherwise, and that  it  has  the  power,  capacity  and  authority  to enter  into  this  Contract  and  to  perform  in accordance herewith.

(b)        The Advisor shall immediately notify the Manager in the event that the Advisor or any of its affiliates:   (1) becomes aware that it is subject to a statutory disqualification that prevents the Advisor from serving as investment advisor pursuant to this Contract; or (2) becomes aware that it the subject of an administrative proceeding or enforcement action by the SEC or any other regulatory authority.  The Advisor further agrees to notify the Manager immediately of any material fact known to the Advisor respecting or relating to the Advisor that is not contained in the Trust’s Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

(c)         The  Advisor  agrees  to  maintain  such  books  and  records  with  respect  to  its services  to the Fund  as are required under the 1940 Act, and rules adopted  thereunder, and by other applicable  legal provisions, and to preserve such records for the periods and in the manner required  by  that Section,  and those  rules and  legal  provisions.  The  Advisor  also  agrees  that records it maintains and preserves pursuant to Rule 31a-1 and Rule 31a-2 under the 1940 Act and otherwise  in connection  with its services  hereunder  are  the  property  of the Trust  and  will be surrendered promptly to the Trust upon its request.  The Advisor further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

(d)        The Advisor shall provide the Manager with quarterly representations regarding the compliance of its employees with the Advisor’s code of ethics governing personal securities transactions.  The Advisor shall provide the Manager with copies of any revisions to its code of ethics.

(e)         The  Advisor  shall  indemnify  and  hold  harmless  the Manager,  the Trust,    the Fund,  their  partners, officers,  employees  and agents and each  person, if any,  who controls  the Manager  or Fund  within the meaning of any applicable  law (each individually an "Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including,  without limitation,  reasonable  fees  and  other  expenses  of an  Indemnified  Party's  counsel,  other  than attorneys'   fees  and  costs  in  relation  to  the  preparation  of  this  Contract;  each  party  bearing responsibility  for  its own  such costs and  fees),  joint or several,  (other  than  liabilities,  losses, expenses, attorneys'  fees and costs or damages arising from the failure of the Manager to perform its responsibilities  hereunder or claims arising from its acts or failure  to act in performing  this Contract) arising from Advisor's  (or its respective agents and employees)  failure to perform  its duties and assume its obligations hereunder,  including any action or claim against the Manager based on any alleged  untrue statement  or  misstatement of a material fact  made or provided in writing by or with the consent  of Advisor  contained  in any registration  statement,  prospectus, shareholder report or other information  or materials relating to the Fund and shares issued by the Fund, or the failure or alleged failure to state a material fact therein required to be stated in order that the statements therein are not misleading, which fact should have been made known or provided by the Advisor to the Manager, or arising out of a breach by the Advisor of Section 11 of this Contract or arising out of the Advisor's use the performance track record of the Fund and any other performance related data produced by the Advisor with respect to the Fund even if the Advisor's use of the performance track record is not a breach by the Advisor of Section 11 of this Contract.  With respect to any claim for which an Indemnified Party is entitled to indemnity hereunder, the Advisor shall assume the reasonable expenses and costs (including any reasonable attorneys' fees and costs) of the Indemnified Party of investigating and/or defending any claim asserted or  threatened by any  party, subject always to the Advisor first receiving a  written from the Indemnified Party to repay any amounts paid on its behalf in  the event and to the extent of any subsequent determination that .the Indemnified Party was not entitled to indemnification  hereunder with respect of such claim.

11.       USE OF NAME.

(a)        The Advisor acknowledges that the name of the Trust, the name of the Fund and any derivative thereof and any logo associated therewith, are the valuable property of the Trust and/or one or more of its affiliates.  During the term of this Contract, the Advisor may from time to time without the further consent of the Trust, identify itself as the investment sub-adviser to the Manager with respect to the Fund  in any of the Advisor's  regulatory filings and  in written marketing materials used in marketing the investment advisory services of the Advisor.  The Advisor may not otherwise publish, and may not otherwise use, the name of the Fund (as it may be changed from time to time while the Advisor provides services pursuant to this Contract) or publish any derivative thereof or logo associated with that name or the name of the Trust, including "Pear Tree Funds®", without the express written consent of the Manager.  If, at any time, the Trust grants the Advisor a right or a license to use the registered trademark "Pear Tree Funds" or any other registered trade or service mark of the Trust in any written marketing materials or regulatory filings, the Advisor shall expressly state in writing in such marketing material or regulatory filing that such mark is owned by the Trust and/or its affiliates.

(b)        The Advisor may use the performance track record of the Fund and any other performance related data produced by the Advisor with respect to the Fund without any further consent of the Manager or the Fund, provided that such performance information (i) is used to

prepare the  performance  of  an  investment strategy  composite  in  accordance  with   SEC advertising    rules   and   or   the   Global   Investment  Performance  Standards   (GIPS®) published  by CFA  Institute,  (ii) is not used to advertise or market the Fund, the Trust or the Manager and (iii) does not specifically identify the Fund or the Trust by name, and provided further that ·nothing herein requires the Trust, the Fund, the Manager or any of their affiliates to prepare, record or maintain any data or other information for the benefit of the Advisor.
(c)        The Manager acknowledges that the name of the Trust, the name of the Fund and any derivative thereof and any logo associated therewith, are the valuable property of the Trust and/or one or more of its affiliates.  During the term of this Contract, the Trust shall have a nonexclusive, non-transferable, non-assignable, royalty-free license to use the name "PanAgora"

in the name of the Fund.
(d)        During the term of this Contract, the Trust shall have a nonexclusive, non-
transferable, non-assignable, royalty-free license to use the name "PanAgora", "PanAgora Asset
Management, Inc." (or any derivative thereof or logo associated therewith).   As between the

parties, the Advisor and its affiliates reserve all right, title and interest in and to the name "PanAgora", "PanAgora Asset Management, Inc." (or derivative or logo) and all intellectual property rights associated therewith.   The name "PanAgora", "PanAgora Asset Management, Inc." (or derivative or logo) is licensed, not sold to Manager. The Manager and the Fund shall cease to use the name "PanAgora Asset Management, Inc." (or derivative or logo) promptly upon termination of this Contract.    The  Manager  shall  not  publish,  and  may  not  otherwise  use, "PanAgora", "PanAgora  Asset Management, Inc." (or derivative or logo) in any written material used  in  marketing  the Fund  and  in  written  communications  to  investors  in  the Fund  ("Fund Marketing  Materials"),  without the express  written consent  of the Advisor;  provided, however, that any or all the Trust, the Fund, the Manager or their affiliates may, without the consent of the Advisor,  publish  or  otherwise  utilize  "PanAgora", "PanAgora   Asset  Management,  Inc."  (or derivative  or logo) in (i) any communication,  document, instrument or other material that is not Fund  Marketing  Material  and (ii)  any Fund  Marketing  Material  if such  use is: (1)  limited  to stating the name of the Fund and/or the identity of the Advisor as the investment sub-adviser  to the Fund, or (2) necessary or, in the reasonable opinion of the Trust or the Manager, appropriate in order for the Trust, the Manager and/or its affiliates to comply with (A) the Securities Act of
1933, as amended, and the rules thereunder, (B) the rules of the Financial Industry Regulatory Authority, Inc., or (C) any other applicable law.

(e)         All Fund Marketing Materials shall expressly state that the Advisor is the owner of the registered trademark "PanAgora" in language consistent with and substantially similar to the following example:

"PanAgora" is a registered trademark of PanAgora Asset Management, Inc."

12.        GOVERNING LAW.

This Contract shall be governed  by, and construed  and enforced  in accordance  with, the substantive  laws  of The  Commonwealth  of Massachusetts  without  regard  to its principles  of conflicts of laws, except to the extent such laws shall be preempted by the 1940 Act or by other applicable laws.

13.        INDEPENDENT CONTRACTOR.

Advisor shall for all purposes of this Contract be deemed to be an independent contractor and, except as otherwise expressly provided herein, shall have no authority to act for, bind or represent the Manager, the Trust or the Fund in any way or otherwise be deemed to be an agent of the Fund.  Likewise, the Trust, the Fund, the Manager and their affiliates, agents and employees shall not be deemed agents of the Advisor and shall have no authority to bind the Advisor.

14.        MISCELLANEOUS.

(a)        The captions of this Contract are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)        In the event that the Advisor or Manager  is or becomes a party to any action or proceedings  in respect  of  which  indemnification  may  be sought  hereunder,  the party seeking indemnification   shall   promptly   notify   the   other   party   thereof.     The   party   from   whom indemnification is sought shall not be liable hereunder for any settlement of any action or claim effected without its written consent, which consent shall not be reasonably withheld.

(c)        This Contract may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF,

PEAR   TREE   ADVISORS,   INC.   and PANAGORA   ASSET
MANAGEMENT, INC. have each caused this instrument to be signed in duplicate in its behalf, all as of the day and year first above written.

PEAR TREE ADVISORS, INC.
By
/s/Willard L. Umphrey
Willard L. Umphrey

President

PANAGORA ASSET MANAGEMENT, INC.

/s/ Louis X. Iglesias

Louis X. Iglesias

Chief Compliance Officer